   As filed with the Securities and Exchange Commission on August 22, 1997
                                               Registration No. 333-         .

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ---------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933

                          ELCOM INTERNATIONAL, INC.
            (Exact Name of Registrant as Specified in its Charter)

           Delaware                                       04-3175156
   (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
   Incorporation or Organization)

                          Elcom International, Inc.
                                10 Oceana Way
                         Norwood, Massachusetts 02062
         (Address of Principal Executive Offices, including Zip Code)
                             ---------------------

           THE 1997 STOCK OPTION PLAN OF ELCOM INTERNATIONAL, INC.
                           (Full Title of the Plan)
                             ---------------------

Laurence F. Mulhern                        Copy to:
Corporate Executive Vice President,        Douglas A. Neary, Esq.
Chief Financial Officer, Treasurer         Calfee, Halter & Griswold LLP
and Secretary                              1400 McDonald Investment Center
Elcom International, Inc.                  800 Superior Avenue
10 Oceana Way                              Cleveland, Ohio 44114
Norwood, Massachusetts 02062               (216) 622-8200
(617) 440-3333
    (Name, Address and Telephone Number, including Area Code, of Agent for
                                   Service)
                             ---------------------

                        CALCULATION OF REGISTRATION FEE
                                           Proposed    Proposed
                                           maximum      maximum
                             Amount       offering     aggregate    Amount of
Title of securities           to be        price       offering    registration
to be registered           registered    per share(1)   price (1)      fee

Common Stock, par value
    $.01 per share         1,000,000       $6.75       $6,750,000   $2,045.46


(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price of the Common Stock of Elcom International, Inc. reported on the Nasdaq National Market on August 20, 1997.

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Certain Documents by Reference.

      The following  documents of Elcom  International,  Inc. (the "Company"),
previously   filed  with  the   Securities   and  Exchange   Commission,   are
incorporated herein by reference:

      1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

      2. The Company's Current Report on Form 8-K, and as amended, dated December 6, 1996;

      3. The Company's Current Report on Form 8-K, and as amended, dated February 21, 1997;

      4.    The Company's Current Report on Form 8-K dated March 26, 1997;

      5. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

      6. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997; and

      7.    The description of the Company's  Common Stock, par value $.01 per
            share  (the   "Common   Stock"),   contained   in  the   Company's
            Registration Statement on Form 8-A (Reg. No. 0-27376).

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, other than the portions of such documents which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

      Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any
other   subsequently   filed  document  that  also  is  or  is  deemed  to  be
incorporated  by  reference  in  this  Registration   Statement   modifies  or
supersedes  such
statement. Any such statement so modified or superseded shall not be deemed, statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

      Not applicable.

Item 5.     Interests of Named Experts and Counsel.

      Not applicable.

Item 6.     Indemnification of Directors and Officers.

      Section 145 of the Delaware  General  Corporation  Law (the "DGCL") sets
forth  the  conditions  and  limitations   governing  the  indemnification  of
officers, directors and other persons.

      Article SEVENTH of the Company's Certificate of Incorporation, as amended (the "Certificate"), provides that the directors of the Company shall incur no personal liability to the Company or its stockholders for monetary damages for the breach of fiduciary duty as a director; provided, that such director liability shall not be limited or eliminated (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for any acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

      Article EIGHTH of the Company's Certificate provides in part that the Company shall indemnify any director or officer who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company, as a director, officer, partner, trustee, employee or agent of certain other entities, against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) actually or reasonably incurred or suffered by such person in connection with such action, suit or proceeding.

      The Company also has entered into indemnity agreements (the "Indemnity Agreements") with its directors and executive officers that expand the protection provided to the Company's directors and officers and are based upon sections of the DGCL and Article EIGHTH of the Company's Certificate that recognize the validity of additional indemnity rights granted by agreement. The substantive content of the Indemnity Agreements and Article EIGHTH of the Certificate is substantially the same except that, pursuant to the Indemnity Agreements, indemnity is expressly provided for settlements in derivative actions and partial indemnification is permitted in the event that the director or executive officer is not entitled to full indemnification.

      Both the DGCL and Article EIGHTH of the Company's Certificate provide that the Company may maintain insurance to cover losses incurred pursuant to liability of directors and officers of the Company. Although the Company does not currently have such insurance, it intends to evaluate the acquisition of such coverage.

Item 7.     Exemption from Registration Claimed.

      Not applicable.

Item 8.     Exhibits.

      See the Exhibit Index at Page E-1 of this Registration Statement.

Item 9.     Undertakings.

      (a)   The undersigned Registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)   to  include   any   prospectus   required  by  Section
            10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                  (iii) to include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such Director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwood, State of Massachusetts, on the 22nd day of August, 1997.

                                          ELCOM INTERNATIONAL, INC.


                                          By:  /s/ Robert J. Crowell
                                               Robert J. Crowell
                                               Chairman  and  Chief  Executive
                                                  Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Robert J. Crowell, Laurence F. Mulhern, Douglas A. Neary and David L. Morehous, or any one or more of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents, or any one of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on August 22, 1997.

              Signature                                Title

/s/ Robert J. Crowell                     Chairman of the Board of Directors
Robert J. Crowell                         and Chief Executive Officer
                                          (Principal Executive Officer)

/s/ Laurence F. Mulhern                   Corporate  Executive Vice President,
Laurence F. Mulhern                       Chief Financial Officer, Treasurer
                                          and Secretary
                                          (Principal  Financial and Accounting
                                          Officer)

/s/ J. Richard Cordsen                    Director
J. Richard Cordsen

/s/ Richard J. Harries, Jr.               Director
Richard J. Harries, Jr.

/s/ John W. Ortiz                         Director
John W. Ortiz

/s/ James Rousou                          Director
James Rousou

/s/ William W. Smith                      Director
William W. Smith

                          ELCOM INTERNATIONAL, INC.
                                EXHIBIT INDEX

 Exhibit                                  Exhibit
  Number                                Description

   4.4 Specimen certificate for the Common Stock, par value $.01, of the Registrant (1)

   4.5 Form of 8% Series A Convertible Preferred Stock Purchase Agreement, with attached list of purchasers and number of shares purchased, as of December 10, 1993 (1)

   4.8 Form of Series B Preferred Stock Purchase Agreement for Closings held on April 15, June 21 and August 11, 1994, with attached list of purchasers and number of shares purchased (1)

   4.9 Form of Series B Preferred Stock Purchase Agreement for Closings held on December 30, 1994 and February 6, 1995, with attached list of purchasers and number of shares purchased (1)

   4.10 Form of Series C Preferred Stock Purchase Agreement for Closings held on June 22 and June 30, 1995, with attached list of purchasers and number of shares purchased (1)

   4.12 Securities Agreement, dated December 1, 1993, as amended February 1, 1994, by and among the Registrant, Robert J. Crowell, and 19 other listed purchasers, as of June 2, 1995 (1) and list of other assignees of certain registration rights thereunder (2)

   4.13     Securities  Agreement,  dated  October  28,  1994,  by and among the
            former   stockholders   of  Computer   Specialties,   Inc.  and  the
            Registrant (1)

   4.14     Computerware  Stockholders'  Agreement,  dated  February 6, 1995, by
            and  among  the  Registrant,   Robert  J.  Crowell  and  the  former
            shareholders of Computerware Business Trust (1)

   4.15 Amended and Restated Lantec Stockholders' Agreement, dated April 6, 1996, by and among the Registrant, Robert J. Crowell and the former shareholders of a group of related United Kingdom corporations known as "Lantec" (3)

   4.16 Form of Lantec Warrant Agreement, dated June 22, 1995 (1), with attached list of holders and number of warrants held (4)

   4.17 AMA Securities Agreement, dated February 29, 1996, by and among the Registrant and the former stockholders of AMA (UK) Limited (2)

   5.1 Opinion of Calfee, Halter & Griswold LLP as to the validity of the securities being offered (x)

   23.1     Consent of Arthur Andersen LLP (x)

   23.2     Consent of Deloitte & Touche (x)

   23.3     Consent  of  Calfee,  Halter &  Griswold  LLP,  included  as part of
            Exhibit 5.1.

   24.1     Power of Attorney and related Certified Resolution (x)


 (1) Previously filed as an exhibit to Registration Statement No. 33-98866 on Form S-1, and incorporated herein by reference.
 (2) Previously filed as an exhibit to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated herein by reference.
 (3) Previously filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, and incorporated herein by reference.
 (4) Previously filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and incorporated herein by reference.
(x)   Filed herewith


                                     E - 2